Exhibit 5.1

Opinion of Stroock & Stroock & Lavan LLP



                                                              December 21, 2001

AMETEK, Inc.
37 North Valley Road
Paoli, Pennsylvania  19301


Re: Sale of Common Stock, Preferred Stock, Debt Securities and Warrants of AMETEK, Inc.

Ladies and Gentlemen:

AMETEK, Inc., a Delaware corporation (the "Corporation"), has requested our opinion in connection with the filing of a shelf registration statement on Form S-3 by the Corporation (the "Registration Statement") registering up to $300,000,000 aggregate initial offering price of (i) shares of common stock, $0.01 par value per share, of the Corporation (the "Common Stock"), (ii) shares of preferred stock, $0.01 par value per share, of the Corporation (the "Preferred Stock"), (iii) unsecured senior or subordinated debt securities of the Corporation, and (iv) warrants which are exercisable for shares of common stock or shares of preferred stock, to be issued to the public from time to time and up to $300,000,000 aggregate initial offering price of Securities that may be registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement").

In furnishing this opinion, we have examined copies of the Registration Statement, the Amended and Restated Certificate of Incorporation and By-Laws of the Corporation, as amended to date, and the minutes of the meeting of the Board of Directors of the Corporation authorizing the issuance of the Securities. We also have examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examinations of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

Based upon and subject to the foregoing, it is our opinion that:

          1. The Common Stock (including any Common Stock issued pursuant to the 462(b) Registration Statement) has been duly authorized by all necessary corporate action of the Corporation and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the shares of Common Stock have been issued, delivered, and paid for, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

          2. The Preferred Stock (including any Preferred Stock issued pursuant to the 462(b) Registration Statement) has been duly authorized by all necessary corporate action of the Corporation and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (b) the Corporation's board of directors has adopted and the Corporation has duly filed with the Secretary of State of Delaware a Certificate of Designations, Preferences, and Rights establishing preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (c) the shares of Preferred Stock have been issued, delivered, and paid for, such shares of Preferred Stock will be legally issued, fully paid, and nonassessable.

          3. The Debt Securities (including any debt securities issued pursuant to the Rule 462(b) Registration Statement) have been duly authorized by all necessary corporate action of the Corporation and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (b) the Corporation's board of directors has adopted a resolution designating or approving the designation or rights of the Debt Securities prior to the issuance thereof, and (c) the Debt Securities have been issued, delivered, and paid for, such Debt Securities will be legally issued, fully paid and nonassessable and will be duly executed and authenticated.

          4. The Warrants (including any warrants issued pursuant to the Rule 462(b) Registration Statement) have been duly authorized by all necessary corporate action of the Corporation and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (b) the Corporation's board of directors has adopted a resolution designating or approving the designation or rights of the Warrants prior to the issuance thereof, and (c) the Warrants have been issued, delivered, and paid for, and the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been reserved for issuance, such Warrants will be legally issued.

          Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

          We hereby consent to be named in the Registration Statement to be filed by the Corporation with the Securities and Exchange Commission under the Securities Act as attorneys who have passed upon the legality of the Securities to be registered by the Registration Statement; and we further consent to your filing a copy of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in any 462(b) Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/S/ Stroock & Stroock & Lavan LLP
---------------------------------
STROOCK & STROOCK & LAVAN LLP